EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 17, 2000, which appears on page 43 of the 2000 Annual Report to Shareholders of Johnson Controls, Inc., which is incorporated by reference in Johnson Controls, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 21 of such Annual Report on Form 10-K.

We also consent to the incorporation by reference in the Registration Statement of our reports dated June 23, 2000 relating to the financial statements, which appear in the Annual Reports of the Johnson Controls Savings and Investment Plan, the Johnson Controls World Services Inc. Retirement Savings Plan, the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan and the ASG/John's Creek Savings and Investment Plan on Form 11-K for the year ended December 31, 1999 and our report dated March 9, 2001 relating to the financial statements, which appear in the Annual Report of the Prince Employee Retirement Trust on Form 11-K for the year ended September 30, 2000.




PricewaterhouseCoopers LLP
Milwaukee, WI
June 27, 2001